UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2007

DNB FINANCIAL CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2007, the registrant’s wholly owned subsidiary, DNB First, National Association (the “Bank”) entered into a Marketing Services Agreement (the “Agreement”) with TSG, Inc., a Pennsylvania Business Corporation (the Service Provider”) for which Eli Silberman, a Director of Registrant, is the President and owner. The Agreement is for a twelve (12) month term ending December 31, 2008. The Agreement obligates the Bank to pay the Service Provider compensation of $30,000.00 for the following services: (a) Assist DNB with its branding strategy for the purpose of successfully differentiating DNB’s products and services.  (b) Assist DNB in the preparation of its 2007 Annual Report. The Agreement requires the Services Provider to produce the deliverables, and be consistent with documented discussions between DNB and the Service Provider. The services are to be subject to such performance measures for each stage of performance as the parties shall identify prior to commencement of each stage of services. This Agreement expires on December 31, 2008, however it is terminable by either party upon sixty (60) days written notice.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On December 19, 2007, the Board of Directors of the registrant approved amendments to the registrant’s bylaws.  The amendments were effective December 19, 2007.  The bylaw amendments include the following:

Section 2.3, dealing with the calling of shareholder meetings, has been amended to permit the Chairperson of the Board or the chief executive officer to call shareholder meetings.

Section 4.2, dealing with shareholder voting, has been revised to permit proposals to be adopted by a majority of the votes cast, rather than by a majority of those shares present and eligible to vote.  The effect of this will be to eliminate the “no” vote effect of broker non-votes and abstentions.  Director election continues to be by plurality.

Section 10.2, dealing with directors and their qualifications, has been revised to change to decrease from age 73 to age 69 the maximum age of a director to be elected or re-elected.  Exceptions, which previously only required board resolution, now must be supported by unanimous approval of both a board governance or nominating committee and the full board.

Section 13.3, dealing with the calling of special meetings of the Board of Directors, has been amended to permit the Chairperson of the Board or the chief executive officer to call meetings.

Section 16.1 and other provisions of Article 16, dealing with officers, have been revised to reflect the registrant’s current practice of appointing a chief financial officer instead of a treasurer and a chief executive officer who is separate from the president.  It has also been revised to refer to assistant officers and acting officers.

Article 18, dealing with the president, has been revised to reflect the registrant’s current practice of appointing a chief executive officer who is separate from the president.

The title to Article 19, dealing with vice presidents, has been revised to reflect the fact that the registrant has uniformly had more than one vice president.

Article 20, dealing with the secretary, has been revised to reflect the registrant’s current practice of appointing acting secretaries to take minutes of board and board committee meetings.

Article 21, dealing with the treasurer or chief financial officer, has been revised to reflect the registrant’s current practice of appointing a chief financial officer instead of a treasurer.

Article 22, dealing with assistant officers, has been revised to reflect the registrant’s current practice of appointing a chief executive officer who is separate from the president.

A new Section 25.4 has been added to require that, except in such cases, approved by board of directors resolution from time to time, as may be permitted by applicable law, the registrant’s articles of incorporation and the applicable rules of any exchange or market on which the registrant’s shares are traded or transactions in the registrant’s shares are reported, all of the members of the registrant’s audit committee, benefits & compensation committee, corporate governance committee and nominating committee (or any committees performing similar functions) shall be “independent” within the meaning of that term as applied by the registrant to its directors from time to time consistent with applicable law.

Section 26.1, dealing with execution of share certificates, has been revised to reflect the registrant’s current practice of appointing a chief executive officer who is separate from the president.

Section 30.1, dealing with financial reports to shareholders, has been revised to reflect the registrant’s practice of presentation to shareholders at the annual meeting by the chief executive officer.

Section 31.1, dealing with execution of agreements and other documents, has been revised to reflect the registrant’s practice of appointing a chief executive officer who is separate from the president, and to reflect the registrant’s practice of appointing executive vice presidents.  The revised section provides that each of the foregoing will have authority to sign most agreements and other documents.

Section 34.1, dealing with notices and waivers, has been revised to include electronic notice of all types and to clarify that all non-mailed notices are deemed delivered on actual delivery.

Section 38.1 has been revised to make the deadline for submission of shareholder proposals at the annual meeting 90 days prior to that meeting, which is consistent with the deadline for shareholder nominations of directors set forth in the existing provisions of Section 10.1 of the bylaws.  The section has also been revised to change the notice provision for shareholder proposals at special shareholder meetings to one (1) week after notice of the special meeting has been given.

A new Section 38.4 has been added to reflect the conditions under which shareholder proposals may be eligible for inclusion in the registrant’s proxy statement for its annual meeting.  The revisions are intended to reflect the procedure required by Rule 14a-8 of SEC Regulation 14A.

Throughout, the bylaws have been amended to change the relatively outmoded term, “by-laws,” to a relatively modern term, “bylaws.”

Throughout the bylaws, all personal pronouns have been modified to make them gender neutral.

A complete copy of the registrant’s amended and restated bylaws, as amended and restated effective December 19, 2007, is attached to this Form 8-K as Exhibit 99.1 and incorporated herein as if set forth in full.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished or filed herewith:

99.1	Bylaws of the Registrant as amended and restated December 19, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB FINANCIAL CORPORATION

December 19, 2007	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

99.1	Bylaws of the Registrant as amended and restated December 19, 2007.